Exhibit 99.1
Earthstone Energy President and CEO to Participate in Fireside Chat
with Water Tower Research

The Woodlands, Texas, June 21, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”) today announced that President and CEO, Robert J. Anderson, will participate in a fireside chat with Jeff Robertson of Water Tower Research at 2:00 p.m. Eastern Time on Wednesday, June 22, 2022.

Robert will give an update of Earthstone's operations, integration efforts on its newly acquired assets and discuss the Company's overall corporate strategy going forward.

Investors who are interested in listening may register through Water Tower Research using the following link: https://globalmeet.webcasts.com/starthere.jsp?ei=1553072&tp_key=287f94afd7

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol "ESTE." For more information, visit Earthstone's website at www.earthstoneenergy.com.

Contacts

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com